As filed with the Securities and Exchange Commission on May 9, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

First Eagle Private Credit Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-6975595
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-278920

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.001 per share

Class D Shares, par value $0.001 per share

Class I Shares, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest and Class I common shares of beneficial interest, par value $0.001 per share (collectively, the “Common Shares”) of First Eagle Private Credit Fund (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-278920), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on April 24, 2024 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

1.	Second Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (Exchange Act File No. 814-01642), filed on August 11, 2023.

2.	Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form 10 (Securities Act File No. 000-56535), filed on April 3, 2023.

3.	Distribution and Reinvestment Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form 10 (Securities Act File No. 000-56535), filed on April 3, 2023.

4.	Form of Subscription Agreement (incorporated by reference to Appendix A to the Registrant’s Registration Statement on Form N-2 (File No. 333-278920), filed on April 24, 2024.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 9, 2024

First Eagle Private Credit Fund

By:	/s/ Sabrina Rusnak-Carlson
	Name:	Sabrina Rusnak-Carlson
	Title:	General Counsel and Secretary